Exhibit 1


			JOINT ACQUISITION STATEMENT
			PURSUANT TO RULE 13d-1(k)(l)

	The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  May 	, 2001			CAXTON INTERNATIONAL LIMITED

						By:

					      Name:
					      Title:

						By:

					      Name:
					      Title:


					CAXTON ASSOCIATES, L.L.C.

						By:

					      Name:  Scott B. Bernstein
					      Title:    Secretary




					Bruce S. Kovner, by Scott B. Bernstein as
					Attorney-in-Fact